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                                                                    Exhibit 10.2
                                                                    ------------


                                   EMPLOYMENT AGREEMENT dated as of the
                              Commencement Date (this "Agreement"), by and
                                                       ---------
                              between RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (the "Company")
                                                                       -------
                              and MARVIN O. SCHLANGER ("Executive").
                                                        ---------

     WHEREAS, in order to induce Executive to accept employment with the Company, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

     WHEREAS, Executive is willing to enter into such employment and perform services for the Company on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, it is therefore hereby agreed by and between the parties as follows:

1.   EMPLOYMENT.

     (a) Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as the Executive Chairman of the Board of Directors. Executive hereby accepts employment as such and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Without limiting the professional responsibilities detailed herein, Executive will not engage in any professional activities except for serving on the board of directors of the companies set forth on Exhibit A. In addition, at the request of the board of directors of
         ---------
the Company (the "Board of Directors"), Executive also will serve as the Chief
                  ------------------
Executive Officer of the Company. As the Executive Chairman of the Board and/or the Chief Executive Officer, Executive shall report to the Board of Directors and perform such duties as directed by the Board of Directors, including, without limitation, those duties set forth on Exhibit B hereto.
                                              ---------

     (b) The Company will use commercially reasonable efforts to cause Executive to be elected to its Board of Directors.

2.   TERM OF EMPLOYMENT.

     This Agreement and the term of employment shall commence and be effective from and after the consummation of the transactions contemplated by the Master Sale Agreement, dated July 10, 2000 (the "MSA"), among Shell Oil Company, Resin
                                          ---
Acquisition, LLC, RPP Holdings LLC (as assignee of Resin Acquisition, LLC) and Shell Epoxy Resins Inc. (renamed Resolution Performance Products Inc.) (the "Commencement Date") and, subject to the terms hereof, shall terminate on the
 -----------------
third anniversary of the Commencement Date (the "Termination Date"); provided,
                                                 ----------------    --------
however, that on such anniversary date and on each subsequent two year
-------
anniversary of such anniversary date, the Termination Date shall automatically be extended for a period of two years, unless either party shall have given written notice to the other party not less than one hundred and twenty days prior to the Termination Date that the Termination Date shall not be so extended.

3.    COMPENSATION AND BENEFITS.

   (a)    Base Salary.  The Company shall pay Executive a base salary ("Base
          -----------                                                   ----
Salary") at the annual rate of $400,000. The Base Salary shall be payable in
------
accordance with the ordinary payroll practices of the Company and shall be subject to increase as determined by the compensation committee of the Board of Directors of the Company (the "Compensation Committee").
                               ----------------------

   (b)    Bonus.  In addition to the Base Salary, Executive shall be entitled to
          -----
receive a cash bonus (the "Bonus") with respect to each fiscal year; provided
                           -----                                     --------
that Executive is employed by the Company on the last day of such fiscal year. The Bonus shall be based on the Company's achievement of certain operating and/or financial goals to be established by the Compensation Committee, with an annual target bonus amount equal to 75% of Executive's then current Base Salary.

   (c)    Benefits.  During the term of employment hereunder, the Company shall
          --------
provide to Executive coverage under any employee benefit programs, plans and practices, in accordance with the terms that the Company makes available to its executive officers. For purposes of retirement or post-retirement programs of the Company, Executive shall be deemed fully vested as of the Commencement Date.

   (d)    Office.  The Company shall maintain for Executive's use an office and
          ------
small staff in Philadelphia, Pennsylvania. The scale of such office and staff shall be subject to the Company's budget limitations and as approved by the Board of Directors.

4.    TERMINATION OF EMPLOYMENT.

   (a)    Termination Rights.  The Company may terminate Executive's employment
          ------------------
at any time, and Executive may terminate his employment at any time.

   (b)    Definitions.
          -----------

       (i)     "Affiliate" of the Company shall mean a Person that directly, or
                ---------
     indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. As used in this definition, the term "control," including the correlative terms "controlling," "controlled by" and "under common control with," means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term "Affiliate" shall not include at any time any portfolio companies of Apollo Management IV, L.P. or its Affiliates.

       (ii)    "Cause" shall mean termination by the Company of Executive's
                -----
     employment (a) based on a determination that Executive has engaged in conduct constituting willful misconduct or gross negligence, or breach of a fiduciary duty; (b) based on a determination that Executive has failed to perform the duties required by such Executive's employment if Executive has received notice of such failure and has not cured such failure within 10 days of receiving such notice; (c) because Executive has breached or violated any of the provisions of the Company's employee handbook or other policies in effect from time to time that by their express terms may result in termination of employment; (d) because Executive has been convicted of a felony, has engaged in any act involving the misuse or misappropriation of money or other property of the Company, has defrauded the Company, any Affiliate of the Company or any customer of the Company, or because of habitual intoxication while performing his job duties, or drug addiction; or (e) because Executive has knowingly failed to take action consistent with or has taken an action inconsistent with a directive of the Board of Directors.

          (iii)  "Good Reason" shall mean the occurrence of any of the
                  -----------
     following events without Executive's express prior written consent and which event shall not have been cured within a reasonable period after notice from Executive: (A) the assignment to Executive by the Company of duties or authorities materially inconsistent with Executive's duties or authorities as set forth in Section 1 hereof, or any material reduction by the Company of Executive's duties, except in connection with the termination of Executive's employment for any other reason; (B) a reduction by the Company in Executive's Base Salary or Bonus (other than due to the failure to meet applicable performance objectives); or (C) any material breach by the Company of any material provision of this Agreement after a written notice of such breach shall have been delivered to the Company and, if such breach can be cured, such breach shall not have been cured prior to the tenth day after delivery of such notice.

          (iv) "Person" shall be construed broadly and shall include, without
                ------
     limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          (v)  "Termination Payments" shall mean earned but unpaid amounts as of
                --------------------
     the date of any termination under applicable salary or benefit plans or programs.

     (c)  Termination other than for Cause or Termination for Good Reason.  If
          ---------------------------------------------------------------
Executive's employment is terminated by the Company other than for Cause or Executive terminates his employment for Good Reason, in each case, prior to the Termination Date, Executive shall be entitled to receive (i) within a reasonable time after the date of termination, the Termination Payments and any bonus for the year of termination payable if and at such time and level as is generally paid by the Company and (ii) in lieu of any other cash compensation provided for herein but not in substitution for compensation already paid or earned, payable in accordance with the Company's customary payroll practices, for a period equal to the greater of (x) 12 months following the date of termination and (y) the period between the date of termination and the Termination Date, an amount equal to Executive's Base Salary at its then current annual rate.

     (d)  Voluntary Termination by Executive; Discharge for other reasons.  If
          ---------------------------------------------------------------
Executive's employment is terminated by the Company for any reason other than a termination without Cause or by Executive other than for Good Reason, in each case prior to the Termination Date, Executive shall be entitled to receive, within a reasonable time after the date of termination, the Termination Payments.

     (e)  Expiration of Agreement. For the avoidance of doubt, the expiration
          -----------------------
and non-renewal of this Agreement as contemplated under Section 2 hereof shall not trigger any payments that may be required under Sections 4(c) and 4(d) hereof.

     (f)  DEFRA.
          -----

          (i) Notwithstanding anything in this Agreement or any other agreement between Executive and the Company to the contrary, in the event that the provisions of the Deficit Reduction Act of 1984 ("DEFRA"), and Section 280G
                                                       -----
     of the Internal Revenue Code of 1986, as amended (the "Code") relating to
                                                            ----
     "excess parachute payments" (as defined in the Code) shall be applicable to any payment or benefit received or to be received by Executive, then the total amount of payments or benefits payable to Executive shall be reduced by the least amount necessary such that the provisions of DEFRA and Section 280G of the Code relating to "excess parachute payments" shall no longer be applicable. Should such a reduction be required, Executive shall determine, in the exercise of his sole discretion, which payment or benefit to reduce or eliminate. Pending such determination, the Company shall continue to make all other required payments to Executive at the time and in the manner provided herein and shall pay the largest portion of any parachute payments such that the provisions of DEFRA relating to "excess parachute payments" shall no longer be applicable.

          (ii) Due to the complexity in the application of Section 280(G) of the Code, it is possible that payments made or benefits received hereunder should not have been made under clause (e)(i) above (an "Overpayment"). If
                                                              -----------
     it is determined by the Company's outside auditors in their reasonable good faith judgment or by any court of competent jurisdiction that an Overpayment has been made resulting in an "Excess Parachute Payment" as defined in Section 280G(b)(1) of the Code), then any such Overpayment shall be treated for all purposes as an unsecured, long-term loan from the Company to Executive, or Executive's personal representative, successors or assigns, as the case may be, that is payable, together with accrued interest from the date of the making of the Overpayment at the rate of 8% per annum on the later to occur of the third anniversary of the payment of such Overpayment, or 6 months following the date upon which it is determined an Overpayment was made. Should it be determined that such an Overpayment has been made, Executive shall determine, in the exercise of his sole discretion, which payments or benefits shall be deemed to constitute the Overpayment.

5.   NOTICES.
     -------

     All notices or communications hereunder shall be in writing, addressed, in the case of Executive, to the address set forth on the signature pages hereto, and to the Company, as follows:

                    Resolution Performance Products LLC
                    1600 Smith Street
                    Houston, Texas 77002
                    Attention: Vice President -- Human Resources
                    Telecopy:  (713) 241-5333



                     with a copy to:

                    RPP Holdings LLC
                    c/o Apollo Management, L.P.
                    1301 Avenue of the Americas
                    38th Floor
                    New York, New York 10019
                    Attn:  Scott Kleinman
                    Telecopy:  (212) 515-3232


                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza, 27th Floor
                    New York, New York 10112
                    Attention: John J. Suydam, Esq.
                    Telecopy:  (212) 218-6220


Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the actual date of mailing shall constitute the time at which notice was given.

6.   SEPARABILITY; ARBITRATION.
     -------------------------

     If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full-force and effect. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than Section 9 hereof) that cannot be resolved by Executive on the one hand and the Company on the other, including any dispute as to the calculation of Executive's benefits or any payments hereunder, shall be submitted to arbitration in New York, New York in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrators shall be conclusive and binding on the Company and Executive, and judgment may be entered on the arbitrators' award in any court having jurisdiction.

7.   ASSIGNMENT.
     ----------

     This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive except by will or by operation of the laws of intestate succession.

8.   AMENDMENT.
     ---------

     This Agreement may only be amended by written agreement of the parties hereto.

9.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION; NON-COMPETITION.
     ----------------------------------------------------------

     (a) Executive shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Executive to divulge, disclose or make accessible such information.

     (b)  For purposes of this Section, "Confidential Information" shall mean
                                         ------------------------
non-public information concerning the Company's and its Affiliates' financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company and its Affiliates that is not otherwise available to the public.

     (c) For the period commencing on the date hereof and ending on (x) the last day on which Executive receives any payment from the Company or any of its Affiliates, with respect to a termination by the Company other than for Cause or a termination by Executive for Good Reason, or (y) the one year anniversary of the last day on which Executive receives any payment from the Company or any of its Affiliates, with respect to all other terminations, without the prior written consent of the Company, Executive shall not, directly or indirectly, (i) either as principal, manager, agent, consultant, officer, director, stockholder, partner, member, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in any business within the chemicals industry, including, without limitation, any business that is in competition with the business of the Company and/or its Affiliates, or (ii) solicit or hire any employees of the Company and/or its Affiliates. For purposes hereof, a business shall be deemed to be in competition with the Company if it is significantly involved in the rendering of any good or service significantly purchased, sold, dealt in or rendered by the Company and/or its Affiliates. As used in the preceding sentence, the term "significantly" shall be deemed to
                                          -------------
refer to activities generating gross annual sales of at least $25 million. Nothing in this Section 9(c) shall be construed so as to preclude Executive from
                ------------
serving on each board of directors of the Companies listed on Exhibit A or
                                                              ---------
investing in any publicly held company provided Executive's beneficial ownership of any class of such company's securities does not exceed 5% of the outstanding securities of such class.

     (d) Executive and the Company agree that the foregoing covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the

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right, power and authority to excise or modify such provision or provisions of such covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section would irreparably injure the Company. Accordingly, the Company may, in addition to pursuing any other remedies they may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Section by Executive.

10.  GOVERNING LAW.
     -------------

     This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Delaware, without reference to rules relating to conflict of laws.

11.  WITHHOLDING.
     -----------

     The Company shall be entitled to withhold from any payment hereunder any amount required by law to be withheld.

12.  COUNTERPARTS.
     ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

13.  ENTIRE AGREEMENT.
     ----------------

     This Agreement reflects the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and replaces and supercedes any prior employment agreements.

                                   * * * * *

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              RESOLUTION PERFORMANCE PRODUCTS LLC



                              By: /s/ Scott Kleinman
                                 -----------------------------
                                 Name:  Scott Kleinman
                                 Title:  Director



                              /s/ Marvin O. Schlanger
                              ---------------------------------------
                              Name:  Marvin O. Schlanger

                              Address:
                              -------

                              15 Southwood Drive
                              ------------------
                              Cherry Hill, NJ  08003
                              ----------------------

                                                                       Exhibit A
                                                                       ---------

                         BOARD MEMBERSHIPS OF EXECUTIVE
                         ------------------------------

UGI Corporation
OneChem, Ltd.
Wellman, Inc.